                                                                    EXHIBIT 10.4




            ________________________________________________________

                               CREDIT AGREEMENT

                                     among

                           DELTIC TIMBER CORPORATION

                       as a Borrower and as a Guarantor

                             DEL-TIN FIBER L.L.C.

                                 as a Borrower

                 THE SUBSIDIARIES OF DELTIC TIMBER CORPORATION

                           as Subsidiary Guarantors

                               NATIONSBANK, N.A.

                        as Issuing Lender and as Agent

                                      and

                         THE LENDERS IDENTIFIED HEREIN


                         Dated as of December 19, 1996

            ________________________________________________________

                               TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.......................   1
1.1 Definitions...................................................   1
1.2 Computation of Time Periods and Other Definitional Provisions.  17
1.3 Accounting Terms..............................................  17
SECTION 2  CREDIT FACILITIES......................................  18
2.1 Revolving Loans...............................................  18
2.2 Letter of Credit Subfacility..................................  19
2.3 Continuations and Conversions.................................  24
2.4 Minimum Amounts...............................................  25
SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF
CREDIT..........................................................    25
3.1 Interest......................................................  25
3.2 Place and Manner of Payments..................................  26
3.3 Prepayments...................................................  26
3.4 Fees..........................................................  27
3.5 Payment in full at Maturity...................................  28
3.6 Computations of Interest and Fees.............................  29
3.7 Pro Rata Treatment............................................  30
3.8 Allocation of Payments After Event of Default.................  31
3.9 Sharing of Payments...........................................  32
3.10 Inability To Determine Interest Rate.........................  32
3.11 Illegality...................................................  33
3.12 Requirements of Law..........................................  33
3.13 Taxes........................................................  35
3.14 Indemnity....................................................  35
SECTION 4  GUARANTY OF DELTIC.....................................  36
4.1 Guaranty of Payment...........................................  36
4.2 Obligations Unconditional.....................................  36
4.3 Modifications.................................................  37
4.4 Waiver of Rights..............................................  37
4.5 Reinstatement.................................................  37
4.6 Remedies......................................................  38
SECTION 4A  GUARANTY OF SUBSIDIARY GUARANTORS.....................  38

4A.1 Guaranty of Payment..........................................  38
4A.2 Obligations Unconditional....................................  38
4A.3 Modifications................................................  39
4A.4 Waiver of Rights.............................................  40
4A.5 Reinstatement................................................  40
4A.6 Remedies.....................................................  40
4A.7 Rights of Contribution.......................................  40
SECTION 5  CONDITIONS PRECEDENT...................................  41
5.1 Closing Conditions............................................  41
5.2 Conditions to All Extensions of Credit........................  43
SECTION 6  REPRESENTATIONS AND WARRANTIES.........................  44
6.1 Financial Condition...........................................  44
6.2 No Material Change............................................  44
6.3 Organization and Good Standing................................  44
6.4 Due Authorization.............................................  45
6.5 No Conflicts..................................................  45
6.6 Consents......................................................  45
6.7 Enforceable Obligations.......................................  45
6.8 No Default....................................................  46
6.9 Ownership.....................................................  46
6.10 Indebtedness.................................................  46
6.11 Litigation...................................................  46
6.12 Taxes........................................................  46
6.13 Compliance with Law..........................................  46
6.14 ERISA........................................................  47
6.15 Subsidiaries.................................................  48
6.16 Use of Proceeds; Margin Stock................................  48
6.17 Government Regulation........................................  48
6.18 Environmental Matters........................................  48
6.19 Intellectual Property........................................  49
6.20 Solvency.....................................................  50
6.21 Investments..................................................  50
6.22 No Financing of Corporate Takeovers..........................  50
6.23 Disclosure...................................................  50
6.24 Licenses, etc................................................  50
6.25 No Burdensome Restrictions...................................  51
SECTION 7  AFFIRMATIVE COVENANTS..................................  51

7.1 Information Covenants.........................................  51
7.2 Preservation of Existence and Franchises......................  53
7.3 Books and Records.............................................  53
7.4 Compliance with Law...........................................  53
7.5 Payment of Taxes and Other Indebtedness.......................  54
7.6 Insurance.....................................................  54
7.7 Maintenance of Property.......................................  54
7.8 Performance of Obligations....................................  54
7.9 Use of Proceeds...............................................  54
7.10 Audits/Inspections...........................................  55
7.11 Financial Covenants..........................................  55
7.12 Subsidiaries.................................................  55
7.13 Annual Meeting...............................................  55
SECTION 8  NEGATIVE COVENANTS.....................................  56
8.1 Liens.........................................................  56
8.2 Nature of Business............................................  56
8.3 Consolidation and Merger......................................  56
8.4 Sale or Lease of Assets.......................................  56
8.5 Fiscal Year; Organizational Documents.........................  57
SECTION 9  EVENTS OF DEFAULT......................................  57
9.1 Events of Default.............................................  57
9.2 Acceleration; Remedies........................................  59
SECTION 10  AGENCY PROVISIONS.....................................  60
10.1 Appointment..................................................  60
10.2 Delegation of Duties.........................................  61
10.3 Exculpatory Provisions.......................................  61
10.4 Reliance on Communications...................................  61
10.5 Notice of Default............................................  62
10.6 Non-Reliance on Agent and Other Lenders......................  62
10.7 Indemnification..............................................  62
10.8 Agent in Its Individual Capacity.............................  63
10.9 Successor Agent..............................................  63
SECTION 11  MISCELLANEOUS.........................................  64
11.1 Notices......................................................  64
11.2 Right of Set-Off.............................................  64
11.3 Benefit of Agreement.........................................  64
11.4 No Waiver; Remedies Cumulative...............................  67

11.5 Payment of Expenses; Indemnification.........................  67
11.6 Amendments, Waivers and Consents.............................  67
11.7 Counterparts.................................................  68
11.8 Headings.....................................................  68
11.9 Defaulting Lender............................................  68
11.10 Survival of Indemnification and Representations and
      Warranties..................................................  69
11.11 Governing Law; Venue........................................  69
11.12 Waiver of Jury Trial........................................  69
11.13 Time........................................................  70
11.14 Severability................................................  70
11.15 Entirety....................................................  70
11.16 Binding Effect..............................................  70
11.17 Limitation on Del-Tin's Liability...........................  70

SCHEDULES
---------

1.1                 Revolving Loan Commitment Percentage
6.6                 Consents
6.10                Indebtedness
6.11                Litigation
6.14(b)             ERISA-Unfunded Liabilities
6.14(d)             ERISA-Expected Post-Retirement Benefit Obligations
6.15                Subsidiaries
6.18                Environmental Matters
6.19                Intellectual Property
8.1                 Liens (Permitted Liens)
11.1                Notices

EXHIBITS
--------

2.1                 Notice of Borrowing
2.2                 Form of Notice of Request for Letter of Credit
2.3                 Notice of Continuation/Conversion
2.5(a)              Form of Deltic Revolving Note
2.5(b)              Form of Del-Tin Revolving Note
7.1(c)              Officer's Certificate
11.3                Assignment Agreement

     THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of
                                  ----------------
December 19, 1996 among DELTIC TIMBER CORPORATION, a Delaware corporation

("Deltic"), DEL-TIN FIBER L.L.C., an Arkansas limited liability company ("Del-
--------                                                                  ---
Tin") (hereinafter Deltic and Del-Tin are sometimes collectively referred to as
---
the "Borrowers" or individually referred to as a "Borrower"), DELTIC TIMBER
     ---------                                    --------
PURCHASERS, INC. and CHENAL PROPERTIES, INC., each Arkansas corporations, as Subsidiary Guarantors, the Lenders (as defined herein) and NATIONSBANK, N.A., as Issuing Lender and as Agent for the Lenders (in such capacity, the "Agent").
                                                                    -----

                                    RECITALS

     WHEREAS, the Borrowers have requested that the Lenders provide a $100,000,000 revolving credit facility; and

     WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrowers on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

DEFINITIONS AND ACCOUNTING TERMS
--------------------------------

      1.1 Definitions.
          -----------

     As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

        "Additional Credit Party" means each Person that becomes a Subsidiary
         -----------------------
     Guarantor after the Closing Date, as provided in Section 7.12.

        "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.
         ------------------

        "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable
         ------------------------
     Percentage.

        "Affiliate" means, with respect to any Person, any other Person directly
         ---------
or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 30% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" shall have the meaning assigned to such term in the heading
         -----
 hereof, together with any successors or assigns.

        "Applicable Percentage" means for the Revolving Loans, Standby Letter of
         ---------------------
Credit Fee and Commitment Fees, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

-----------------------------------------------------------------------------------------------------
                                Applicable       Applicable         Applicable
                              Percentage For   Percentage For     Percentage For        Applicable
Pricing     Leverage            Eurodollar        Base Rate     Standby Letter of     Percentage For
Level         Ratio               Loans            Loans           Credit Fee       Commitment Fees
-----------------------------------------------------------------------------------------------------
I          Less than
          1.50 to 1.0             .50%               0%                 .50%              .15%
-----------------------------------------------------------------------------------------------------
II          Greater than
          1.50 to 1.0 but        .625%               0%                .625%              .20%
             Less than
            2.25 to 1.0
-----------------------------------------------------------------------------------------------------
III         Greater than
          2.25 to 1.0 but         .75%               0%                 .75%             .275%
             Less than
             3.0 to 1.0
-----------------------------------------------------------------------------------------------------
IV          Greater than
            3.0 to 1.0            1.0%               0%                 1.0%              .35%
 -----------------------------------------------------------------------------------------------------

        The Applicable Percentage for the Revolving Loans, Standby Letter of Credit Fee and Commitment Fees shall, in each case, be determined and adjusted quarterly on the date (each a "Calculation Date") on which the Agent receives
                               ----------------
from Deltic an interim notice of its then current Leverage Ratio (each an "Interim Notice"), which Interim Notice shall be provided within 30 days after
 --------------
the close of each fiscal quarter of Deltic, with any necessary adjustment to an Applicable Percentage based on such Interim Notice being deemed to have taken effect as of the first day the then current fiscal quarter of Deltic; provided,
                                                                      --------
however, that the determination and adjustment made on each Calculation Date
-------
shall be confirmed by the officer's certificate Deltic is required to provide in accordance with the provisions of Section 7.1(c) and, if the determination and adjustment made on the most recent Calculation Date shall be found to be incorrect and to have resulted in an underpayment of interest and/or fees to the Lenders, then Deltic shall immediately pay to the Agent, for the ratable benefit of the Lenders, an amount necessary to rectify such underpayment together with interest thereon at a per annum rate equal to the Base Rate; provided further
                                                             -------- -------
that the initial Applicable Percentage for the Revolving Loans, Standby Letter of Credit Fee and

Commitment Fees shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date subsequent to December 31, 1996, and, on such Calculation Date and thereafter, the Pricing Level shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date; provided that any adjustment to an Applicable Percentage
                  --------
made on a Calculation Date shall be deemed to be effective as of the first day of the then current fiscal quarter of Deltic. Any adjustment in the Applicable Percentage shall be applicable to all existing Revolving Loans and Letters of Credit as well as any new Revolving Loans made or Letters of Credit issued.

        "Asset Disposition" means the disposition of any or all of the assets
         -----------------
(or the sale of the stock of a Subsidiary) of Deltic or any of its Subsidiaries whether by sale, lease, transfer or otherwise unless permitted by the terms of
Section 8.4.

        "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United
         ---------------
States Code, as amended, modified, succeeded or replaced from time to time.

        "Bankruptcy Event" means, with respect to any Person, the occurrence of
         ----------------
any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty
(60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

        "Base Rate" means, for any day, the rate per annum (rounded upwards, if
        ---------
necessary, to the nearest whole multiple of 1/100 of 1%) equal to (a) if such rate applies to an interest period of less than 30 days as specified on a Notice of Borrowing or Notice of Continuation/Conversion, the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) in all other instances, the Prime
                   ----
Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

        "Base Rate Loan" means any Revolving Loan bearing interest at a rate
         --------------
determined by reference to the Base Rate.

        "Borrowers" means the Persons identified as such in the heading hereof,
         ---------
together with any successors and permitted assigns.

        "Business Day" means any day other than a Saturday, a Sunday, a legal
         ------------
holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

        "Calculation Date" has the meaning set forth in the definition of
         ----------------
Applicable Percentage.

        "Capital Lease" means, as applied to any Person, any lease of any
         -------------
property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Change of Control" means any "person" or "group" (within the meaning of
         -----------------
Section 13(d) or 14(d) of the Exchange Act) other than those individuals related by blood or marriage to C. H. Murphy, Jr. (together, the "Murphys"), or investment entities owned by any of them, has become directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the voting power of the Voting Stock of Deltic on a fully diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Deltic (whether or not such securities are then currently convertible or exercisable); provided, however, that the December 31, 1996 distribution of Deltic stock to
--------  -------
shareholders of Murphy Oil Corporation shall not constitute a Change of Control.

        "Closing Date" means the date hereof.
         ------------

        "Code" means the Internal Revenue Code of 1986, as amended, and any
         ----
successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

        "Commitment Fees" means the fees payable to the Lenders pursuant to
         ---------------
Section 3.4(a).

        "Commitments" means, with respect to each Lender, the commitment of such
         -----------
Lender to make Revolving Loans and to purchase participations in Letters of Credit in accordance with the terms hereof.

        "Credit Documents" means this Credit Agreement, the Revolving Notes, the
         ----------------
LOC Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

        "Credit Parties" means Deltic, Del-Tin and the Subsidiary Guarantors,
         --------------
 and "Credit Party" means any one of them.
      ------------

        "Credit Party Obligations" means, without duplication, all of the
         ------------------------
obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Revolving Notes or any of the other Credit Documents to which the Borrower or any other Credit Party is a party.

        "Default" means any event, act or condition which with notice or lapse
         -------
of time, or both, would constitute an Event of Default pursuant to Section 9.1.

        "Defaulting Lender" means, at any time, any Lender that, within one
         -----------------
Business Day of when due (a) has failed to make a Revolving Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement,
(b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

          "Deltic ERISA Affiliate" means any ERISA Affiliate other than an
           ----------------------
entity that would not be an ERISA Affiliate but for the direct or indirect ownership interest of Murphy Oil Corporation in Deltic.

          "Deltic Letter of Credit" shall have the meaning given to such term in
           -----------------------
Section 2.2(a).

          "Deltic Revolving Loan" and "Deltic Revolving Loans" shall have the
           ---------------------       ----------------------
meaning given to such terms in Section 2.1(a).

          "Deltic Revolving Notes" shall have the meaning given to such term in
           ----------------------
Section 2.5.

        "Del-Tin Credit Party Obligations" means, without duplication, all of
         --------------------------------
the obligations of Del-Tin to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Del-Tin Notes or any of the other Credit Documents to which Del-Tin is a party.

        "Del-Tin Letters of Credit" shall have the meaning given to such term
         -------------------------
in Section 2.2(a).

        "Del-Tin LOC Obligations" means, at any time, the sum of (a) the maximum
         -----------------------
amount which is available to be drawn under Del-Tin Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Del-Tin Letters of Credit plus (b) the aggregate amount of all drawings
                                  ----
under Del-Tin Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

        "Del-Tin Revolving Loan" and "Del-Tin Revolving Loans" shall have the
         ----------------------       -----------------------
meaning given to such terms in Section 2.1(a).

        "Del-Tin Revolving Notes" shall have the meaning given to such term in
         -----------------------
Section 2.5.

        "Dollars" and "$" means dollars in lawful currency of the United
         -------       -
States of America.

        "EBITDA" means, for any period, with respect to Deltic and its
         ------
Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business) plus (b) an amount which, in the determination of (a) above for such period, has been deducted for (i) current Interest Expense, (ii) total Federal, state, foreign or other income taxes and (iii) all Non-Cash Charges, all as determined in accordance with GAAP.

        "Eligible Assignee" means (a) any Lender or Affiliate or Subsidiary of
         -----------------
a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) acceptable to the Agent and Deltic pursuant to Section 11.3(b).

        "Environmental Claim" means any investigation, written notice,
         -------------------
violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

        "Environmental Laws" means any current or future legal requirement of
         ------------------
any Governmental Authority pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or
(e) pollution (including any release to the air, land, surface water, and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means, as of any date, an entity which is on such
           ---------------
date under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Credit Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

          "ERISA Event" means (i) with respect to any Plan, the occurrence of a
           -----------
Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to
Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan;
(vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Eurodollar Loan" means a Revolving Loan bearing interest based at a
           ---------------
rate determined by reference to the Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the London Interbank Offered Rate.

          "Eurodollar Reserve Requirement" means the maximum reserve requirement
           ------------------------------
(including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined).

          "Event of Default" has the meaning specified in Section 9.1.
           ----------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Extension of Credit" means, as to any Lender, the making of a
           -------------------
Revolving Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

          "Federal Funds Rate" means, for any day, the rate of interest per
           ------------------
annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is
                                              -------------
not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

          "Fee Letter" means that certain letter agreement, dated as of the
           ---------
Closing Date, the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

          "Fixed Charge Coverage Ratio" means, as of the end of each fiscal
           ---------------------------
quarter of Deltic, for the twelve month period ending on such date, with respect to Deltic on a consolidated basis, the ratio of (a) EBITDA for the applicable period minus dividends paid for the applicable period minus current income taxes for the applicable period to (b) the sum of (i) current Interest Expense for the applicable period plus (ii) Scheduled Funded Debt Payments for the applicable period.

          "Funded Debt" means, without duplication, the sum of (a) all
           -----------
indebtedness of Deltic and its Subsidiaries on a consolidated basis for borrowed money, (b) all purchase money indebtedness of Deltic and its Subsidiaries, (c) the principal portion of all obligations of Deltic and its Subsidiaries under Capital Leases, (d) commercial letters of credit and the maximum amount of all performance and standby letters of credit issued or bankers' acceptance facilities created for the account of Deltic or its Subsidiaries, including, without duplication, all unreimbursed draws thereunder, (e) all Guaranty Obligations of Deltic and its Subsidiaries with respect to Funded Debt of another Person, (f) all Funded Debt of any Person secured by a Lien on any property of Deltic or any of its Subsidiaries whether or not such Funded Debt has been assumed by Deltic or any of its Subsidiaries, (g) all Funded Debt of any partnership or unincorporated joint venture to the extent that Deltic or any of its Subsidiaries is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture and (h) the principal obligations of Deltic or any of its Subsidiaries under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which Deltic or any of its Subsidiaries is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

          "Funded Debt/Capitalization Ratio" means, as of any date of
           --------------------------------
determination, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date to (b) Funded Debt on such date plus Net Worth on such date.

          "GAAP" means generally accepted accounting principles in the United
           ----
States applied on a consistent basis and subject to Section 1.3.


          "Governmental Authority" means any Federal, state, local, provincial
           ----------------------
or foreign court or governmental agency, authority, instrumentality or regulatory body.

          "Guaranty Obligations" means, with respect to any Person, without
           --------------------
duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the indebtedness in respect of which such Guaranty Obligation is made.

          "Hazardous Materials" means any substance, material or waste defined
           -------------------
or regulated as such in or under any Environmental Laws.

          "Interest Coverage Ratio" means, as of the end of each fiscal quarter
           -----------------------
of Deltic, for the twelve month period ending on such date, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the applicable period to (b) current Interest Expense for the applicable period. "Interest Expense" means, for any period, with respect to Deltic and its
 ----------------
Subsidiaries on a consolidated basis, all net interest expense, including the interest component under Capital Leases, as determined in accordance with GAAP; it being understood that Interest Expense shall, at the option of the Borrower, include the amortized cost of any interest rate protection agreements to the extent permitted by GAAP.

          "Interest Payment Date" means (a) as to Base Rate Loans, the last day
           ---------------------
of each fiscal quarter of Deltic and on the Revolving Loan Maturity Date, and
(b) as to Eurodollar Loans, on the last day of each applicable Interest Period and on the Revolving Loan Maturity Date, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means, as to Eurodollar Loans, a period of one, two,
           ---------------
three or six months' duration, as Deltic or Del-Tin, as the case may be, may elect (or any other period to which the relevant Borrower and all of the Lenders may agree), commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest
                                        --------  -------
Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (b) no Interest Period shall extend beyond the Revolving Loan Maturity Date, and (c) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

          "Investment" in any Person means (a) the acquisition (whether for
           ----------
cash, property, services, assumption of indebtedness, securities or otherwise) of assets, shares of capital stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any

Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

          "Issuing Lender" means NationsBank, N.A.
           --------------

          "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(ii).
           -------------------

          "Lender" means any of the Persons identified as a "Lender" on the
           ------
signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors.

          "Letters of Credit" shall have the meaning given to such term in
           -----------------
Section 2.2(a).

          "Leverage Ratio" means, as of the end of each fiscal quarter of
           --------------
Deltic, with respect to Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) Funded Debt on such date to (b) EBITDA for the twelve month period ending on such date.

          "Lien" means any lien (statutory or otherwise), as well as any
           ----
mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof.

          "LOC Documents" means, with respect to any Letter of Credit, such
           -------------
Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

          "LOC Obligations" means, at any time, the sum of (a) the maximum
           ---------------
amount which is available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

          "LOC Participants" means all Lenders (including NationsBank, N.A.
           ----------------
individually in its capacity as a Lender) other than the Issuing Lender.

          "London Interbank Offered Rate" means, for the Interest Period for
           -----------------------------
each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period. As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

          "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).
           -------------------

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
operations, financial condition or business of Deltic and its Subsidiaries, taken as a whole, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or
(c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

          "Material Plan" means at any time a Plan or Plans having either
           -------------
aggregate accumulated liabilities in excess of $25,000,000 or aggregate Unfunded Liabilities in excess of $5,000,000.

          "Multiemployer Plan" means a Plan which is a multiemployer plan as
           ------------------
defined in Sections 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan, other than a Multiemployer
           ----------------------
Plan, of which any Credit Party or any ERISA Affiliate and at least one employer other than Deltic or any ERISA Affiliate are contributing sponsors.

          "Net Cash Proceeds" means the aggregate cash proceeds received by
           -----------------
Deltic or any of its Subsidiaries in respect of any Asset Disposition, net of
(a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by Deltic or any of its Subsidiaries in any Asset Disposition.

          "Net Income" means, for any period, the net income after taxes for
           ----------
such period of the Deltic on a consolidated basis, as determined in accordance with GAAP.

          "Net Worth" means, as of any date, shareholders' equity of Deltic on a
           ---------
consolidated basis, as determined in accordance with GAAP.

          "Non-Cash Charges" means, for any period, with respect to Deltic and
           ----------------
its Subsidiaries on a consolidated basis, all depreciation, amortization, deferred tax provisions, employee benefit accruals (other than those that require a trust fund contribution within twelve months) and other similar non-cash charges.

          "Non-Excluded Taxes" has the meaning set forth in Section 3.13.
           ------------------

          "Notice of Borrowing" means a request by a Borrower for a Revolving
           -------------------
Loan, in the form of Exhibit 2.1.
                     -----------

          "Notice of Continuation/Conversion" means a request by a Borrower to
           ---------------------------------
continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.3.
            -----------

          "Participation Interest" means the Extension of Credit by a Lender by
           ----------------------
way of a purchase of a participation in Letters of Credit or LOC Obligations as provided in Section 2.2 or in any Revolving Loans as provided in Section 3.9.

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

          "Permitted Liens" means (a) Liens for taxes not yet due or Liens for
           ---------------
taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (b) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (d) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (e) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (f) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (g) judgment Liens that would not constitute an Event of Default, (h) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (i) Liens existing on the date hereof and identified on Schedule 8.1; provided that no such Lien shall extend to any
              ------------
property other than the property subject thereto on the Closing Date, (j) liens on property securing purchase money indebtedness (including Capital Leases) and
(k) Liens to secure amounts payable by Del-Tin in connection with floating rate bonds designated for the medium-density fiberboard plant located near El Dorado, Arkansas facility to be issued by Union County, Arkansas in an aggregate principal amount not to exceed $100 million.

          "Person" means any individual, partnership, Del-Tin, firm,
           ------
corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

          "Plan" means any employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which is subject to Title IV of ERISA and with respect to which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by the Agent as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Agent to any debtor).

          "Real Properties" means each of facilities and properties owned,
           ---------------
leased or operated by Deltic or any of its Subsidiaries.

          "Regulation G, T, U, or X" means Regulation G, T, U or X,
           ------------------------
respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Reportable Event" means a "reportable event" as defined in Section
           ----------------
4043(c) of ERISA, other than those events as to which the notice requirements have been waived by regulation, and other than a reportable event arising solely from the December 31, 1996 distribution of Deltic stock to shareholders of Murphy Oil Corporation and related transactions.

          "Required Lenders" means Lenders whose aggregate Credit Exposure (as
           ----------------
hereinafter defined) constitutes at least 66b% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of

Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean at any time prior to the termination of the Commitments, the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Revolving Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

          "Requirement of Law" means, as to any Person, (a) the articles or
           ------------------
certificate of incorporation and by-laws of such Person or other organizational or governing documents of such Person and (b) (i) any law, treaty, rule or regulation or (ii) any final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each of the foregoing cases (i) and
(ii) applicable to or binding upon such Person or to which any of its material property is subject.

          "Revolving Loan Commitment Percentage" means, for each Lender, the
           ------------------------------------
percentage identified as its Revolving Loan Commitment Percentage on Schedule
                                                                     --------
1.1.
---

          "Revolving Committed Amount" means One Hundred Million Dollars
           --------------------------
($100,000,000) or such lesser amount as the Revolving Committed Amount may be reduced to pursuant to Section 2.1(d) or 3.3(b)(iii).

          "Revolving Loan Maturity Date" means December 31, 2001.
           ----------------------------

          "Revolving Loans" shall have the meaning given to such term in Section
           ---------------
 2.1(a).

          "Revolving Note" or "Revolving Notes" shall have the meaning given to
           --------------      ---------------
such terms in Section 2.5.

          "Scheduled Funded Debt Payments" means, as of the end of each fiscal
           ------------------------------
quarter of Deltic, for Deltic and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Debt Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

          "Single Employer Plan" means any Plan which is not a Multiemployer
           --------------------
Plan or a Multiple Employer Plan.

          "Solvent" means, with respect to any Person as of a particular date,
           -------
that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit Fee" shall have the meaning assigned to such
           ----------------------------
term in Section 3.4(b)(i).

          "Subsidiary" means, as to any Person, (a) any corporation more than
           ----------
50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

          "Subsidiary Guarantor" means each of Deltic Timber Purchasers, Inc.
           --------------------
and Chenal Properties, Inc. and each Additional Credit Party which has executed a guaranty pursuant to Section 7.12, together with their successors and assigns.

          "Timber Ratio" means, as of any date of determination, with respect to
           ------------
Deltic and its Subsidiaries on a consolidated basis, the ratio of (a) the market value of all timber owned by Deltic and its Subsidiaries to (b) the Revolving Committed Amount.

          "Unfunded Liabilities" means, with respect to any Plan at any time,
           --------------------
the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation for such Plan, but only to the extent that such excess represents a potential liability of an ERISA Affiliate to the PBGC or any other Person under Title IV or ERISA.

          "Unused Commitment" means, for any period, the amount by which (a) the
           -----------------
then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

          "Voting Stock" of a corporation means all classes of the capital stock
           ------------
of such corporation then outstanding and normally entitled to vote in the election of directors.

     1.2  Computation of Time Periods and Other Definitional Provisions.
          -------------------------------------------------------------

     For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to
this Agreement unless otherwise specifically provided.   Hours of the day shall
be determined in accordance with Section 11.13.

     1.3  Accounting Terms.
          ----------------

     Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from Deltic that GAAP has not changed since the most recent financial statements delivered by Deltic to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in
Section 6.1); provided, however, if (a) Deltic shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Deltic to the Lenders as to which no such objection shall have been made.

                                   SECTION 2

CREDIT FACILITIES
-----------------

     2.1  Revolving Loans.
          ---------------

        (a)  Revolving Loan Commitment. Subject to the terms and conditions set
             -------------------------
forth herein, each Lender severally agrees to make revolving loans to Deltic (each a "Deltic Revolving Loan" and collectively the "Deltic Revolving Loans")
         ---------------------                        ----------------------
and to Del-Tin (each a "Del-Tin Revolving Loan" and collectively the "Del-Tin
                        -----------------------                       -------
Revolving Loans") (hereinafter the Deltic Revolving Loans and the Del-Tin
---------------
Revolving Loans shall be referred to collectively as the "Revolving Loans" and
                                                          ---------------
individually as a "Revolving Loan") in Dollars, at any time and from time to
                   --------------
time, during the period from and including the Closing Date to but not including the Revolving Loan Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however,
                                                          --------  -------
that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the
                                                                        ----
aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share
                                              ----
of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount; provided further,
                                                         -------- -------
the sum of the aggregate amount of Del-Tin Revolving Loans outstanding plus the
                                                                       ----
outstanding Del-Tin LOC Obligations shall not exceed $40,000,000. Subject to the terms of this Credit Agreement, Deltic or Del-Tin, as the case may be, may borrow, repay and reborrow Revolving Loans.

        (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m.
(i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, Deltic or Del-Tin, as the case may be, shall submit a written Notice of Borrowing in the form of
Exhibit 2.1 to the Agent setting forth (A) the amount requested, (B) whether
-----------
such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the conditions set forth in Section 5.2 have been complied with;

        (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing,
            --------------------------
the Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to Deltic or Del-Tin, as the case may be, by the Agent by crediting the account of Deltic or Del-Tin, as the case may be, on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the

Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to Deltic or Del-Tin, as the case may be, a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify Deltic or Del-Tin, as the case may be, and Deltic or Del-Tin, as the case may be, shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover, as the case may be, from the Lender or Deltic or Del-Tin (as the case may be), interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to Deltic or Del-Tin, as the case may be, to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from Deltic or Del-Tin, as the case may be, at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate. If Deltic or Del-Tin, as the case may be, shall compensate the Agent pursuant to this paragraph for a Defaulting Lender's funding default, such Borrower shall be entitled to compensation from such Defaulting Lender in an amount equal to any losses, increased interest costs or lost discounts suffered by such Borrower and as determined by such Borrower absent manifest error.

        (d) Reductions of Revolving Committed Amount. Upon at least three
            ----------------------------------------
Business Days' notice, Deltic shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $2,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

2.2  Letter of Credit Subfacility.
     ----------------------------

        (a) Issuance. The Issuing Lender shall from time to time upon request
            --------
issue, in Dollars, and the LOC Participants shall participate in, letters of credit for the account of Deltic (the "Deltic Letters of Credit") or for the
                                       ------------------------
account of Del-Tin (the "Del-Tin Letters of Credit") (hereinafter the Deltic Letters of Credit and Del-Tin Letters of Credit are sometimes collectively referred to as the "Letters of Credit"), from the Closing Date until the
                    -----------------
Revolving Loan Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations
        --------  -------
shall not at any time exceed FIFTY MILLION DOLLARS ($50,000,000); (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount, (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount and (iv) the
sum of the aggregate amount of Del-Tin Revolving Loans outstanding plus the
                                                                   ----
outstanding Del-Tin LOC Obligations shall not exceed $40,000,000. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one (1) year from the date of issuance, or, as such expiry date may be extended, shall have an expiry date extending beyond the Revolving Loan Maturity Date. Each Letter of Credit shall be a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of Deltic or Del-Tin, as the case may be. Each Letter of Credit shall comply with the related LOC Documents.

        (b) Notice and Reports. The request for the issuance of a Letter of
            ------------------
Credit shall be submitted in the form of Exhibit 2.2 to the Issuing Lender at
                                         -----------
least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit.

        (c) Participations. Each LOC Participant, upon issuance of a Letter of
            --------------
Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Deltic or Del-Tin, as the case may be, to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

        (d) Reimbursement. In the event of any drawing under any Letter of
            -------------
Credit, the Issuing Lender will promptly notify Deltic or Del-Tin, as the case may be. Deltic or Del-Tin, as the case may be, shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. Unless Deltic or Del-Tin, as the case may be, shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, Deltic or Del-Tin, as the case may be, shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. If Deltic or Del-Tin, as the case may be, cannot satisfy the conditions precedent for a Revolving Loan pursuant to Section 5.2 or otherwise shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Adjusted Base Rate plus two percent (2%). Deltic's or Del-Tin's, as the case may be, reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or Deltic or Del-Tin, as the case may be, may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, Deltic or Del-Tin, as the case may be, to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing by such LOC Participant to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against Deltic or Del-Tin, as the case may be, with respect thereto.

        (e) Repayment with Revolving Loans. On any day on which Deltic or Del-
            ------------------------------
Tin, as the case may be, shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the applicable Lenders that a Revolving

Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be
                                         -------------------
immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2(a)) pro rata based
                                                           --- ----
on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding
                                                              ---------------
(i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder or (v) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Deltic or Del-Tin, as the case may be, or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from Deltic or Del-Tin, as the case may be, on or after such date and prior to such funding) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to
                 --------  -------
fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

        (f) Modification and Extension. The issuance of any supplement,
            --------------------------
modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

        (g) Uniform Customs and Practices. The Issuing Lender may have the
            -----------------------------
Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in
                                                                   ---
which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

        (h) Responsibility of Issuing Lender. It is expressly understood and
            --------------------------------
agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this
Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

        (i) Conflict with LOC Documents. In the event of any conflict between
            ---------------------------
this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

        (j)  Indemnification of Issuing Lender.
             ---------------------------------

             (i) In addition to its other obligations under this Credit Agreement, Deltic hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit in good faith compliance with a request therefor or
        (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").
         ---------------

             (ii) As between Deltic or Del-Tin, as the case may be, and the Issuing Lender, Deltic (with respect to both Deltic Letters of Credit and Del-Tin Letters of Credit) shall assume all risks of the acts, omissions or misuse of any Letter of Credit issued pursuant to this Credit Agreement (which has been issued in good faith compliance with a request therefor) by the beneficiary thereof. So long as it has acted in good faith, in the absence of gross negligence and willful misconduct, and in accordance with the standards of care specified in the Uniform Commercial Code of the State of North Carolina, the Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument (to the extent any such instrument is permitted pursuant to the terms of a Letter of Credit) transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
        (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

             (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to Deltic or Del-Tin, as the case may be. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender (so long as it has acted in good faith, in the absence of gross negligence and willful misconduct, and in accordance with the standards of care specified in the Uniform Commercial Code of the State of North Carolina) against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by Deltic (with respect to both Deltic Letters of Credit and Del-Tin Letters of Credit) including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

             (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of Deltic or Del-Tin, as the case may be, contained in this Section 2.2. The obligations of Deltic (with respect to both Deltic Letters of Credit and Del-Tin Letters of Credit) under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

             (v) Notwithstanding anything to the contrary contained in this subsection (j), Deltic (with respect to both Deltic Letters of Credit and Del-Tin Letters of Credit) shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.

   2.3  Continuations and Conversions.
        -----------------------------

        Any Eurodollar Loan that remains outstanding at the end of the applicable Interest Period, and any Base Rate Loan that remains outstanding at the end of an interest period specified on the applicable Notice of Borrowing or Notice of Continuation/Conversion, shall automatically be converted into a Base Rate Loan accruing interest at the Prime Rate on the last day of the applicable Interest Period or interest period; provided, however, that Deltic or Del-Tin,
                                    --------  -------
as the case may be, shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period or to convert Base Rate Loans into Eurodollar Loans if the following conditions are satisfied: (a) each such continuation or conversion must be requested by Deltic or Del-Tin, as the case may be,
pursuant to a written Notice of Continuation/Conversion, in the form of
Exhibit 2.3, in compliance with the terms set forth below, (b) except as
-----------
provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto,
(c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) Deltic or Del-Tin, as the case may be, has complied with the terms of Section 5.2. Each Notice of Continuation/Conversion must be submitted to the Agent by Deltic or Del-Tin, as the case may be, no later than 11:00 a.m. three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan.

        2.4  Minimum Amounts.
             ---------------

        Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $2,000,000 and in integral multiples of $1,000,000 in excess thereof,
(b) each Base Rate Loan shall be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $500,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount, as applicable, and (c) no more than 10 Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

        2.5  Revolving Notes.
             ---------------

        The Deltic Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of Deltic to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.5(a) (the "Deltic Revolving
                                    --------------       ----------------
Notes"). Del-Tin Revolving Loans made by each Lender shall be evidenced by a
-----
duly executed promissory note of Del-Tin to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of $40,000,000 in substantially the form of Exhibit 2.5(b) (the "Del-Tin Revolving Notes")
                          --------------       -----------------------
(hereinafter the Deltic Revolving Notes and the Del-Tin Revolving Notes are
                                                        ---------------
sometimes collectively referred to as the "Revolving Notes" or individually referred to as a "Revolving Note").
                  --------------


                                   SECTION 3

GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT
------------------------------------------------------------

        3.1  Interest.
             ---------

             (a) Interest Rate. All Base Rate Loans shall accrue interest at the
                 -------------
        Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate; provided, however, with respect to
                                  --------  -------

        Del-Tin Revolving Loans which accrue interest at the Adjusted Eurodollar Rate, Del-Tin shall pay such interest to the extent it accrued at the Eurodollar Rate plus .20% per annum and Deltic shall pay the balance of such interest.

             (b) Default Rate of Interest. Upon the occurrence, and during the
                 ------------------------
        continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Revolving Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Adjusted Base Rate plus two percent (2%) per annum).

             (c) Interest Payments. Interest on Loans shall be due and payable
                 -----------------
        in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding day.

        3.2  Place and Manner of Payments.
             ----------------------------

        All payments of principal, interest, fees, expenses and other amounts to be made by Deltic or Del-Tin, as the case may be, under this Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Agent at its offices at Charlotte, North Carolina. Payments received after such time shall be deemed to have been received on the next Business Day. Deltic or Del-Tin, as the case may be, shall, at the time it makes any payment under this Agreement, specify to the Agent, the Revolving Loans, Letters of Credit, fees or other amounts payable by the Borrowers hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute such payments to the applicable Lenders on the same Business Day if any such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

        3.3  Prepayments.
             -----------

             (a) Voluntary Prepayments.  Deltic or Del-Tin, as the case may be,
                 ---------------------
        shall have the right to prepay Revolving Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the

Agent and any prepayment of Eurodollar Loans will be subject to Section 3.14 and
(ii) each such partial prepayment of Revolving Loans shall be in the minimum principal amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as Deltic or Del-Tin, as the case may be, may elect; provided that if Deltic or Del-Tin, as the case may be, fails to specify how a
--------
voluntary prepayment shall be applied, then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

        (b)  Mandatory Prepayments.
             ---------------------

             (i) Revolving Committed Amount. If at any time the sum of the
                 --------------------------
        aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the Revolving Committed Amount, Deltic shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

             (ii) Del-Tin Maximum Amount. If the sum of the aggregate amount of
                  ----------------------
        Del-Tin Revolving Loans outstanding plus the outstanding Del-Tin LOC
                                            ----
        Obligations shall exceed $40,000,000, Deltic shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1(a).

             (iii) Asset Dispositions. Immediately upon receipt by Deltic or any
                   ------------------
        of its Subsidiaries of proceeds from any Asset Disposition, Deltic shall, or shall cause such Subsidiaries to, forward 100% of the Net Cash Proceeds of such Asset Disposition (up to a maximum of the aggregate amount of Deltic Revolving Loans outstanding plus interest accrued through the date of payment) to the Lenders as a prepayment of the Revolving Loans (to be applied as set forth in Section 3.3(c) below); provided, however, that the Revolving Committed Amount automatically
        --------  -------
        shall be permanently reduced by the amount by which 100% of the Net Cash Proceeds of such Asset Disposition exceeds the aggregate amount of Deltic Revolving Loans outstanding.

        (c) Application of Prepayments. All amounts required to be paid pursuant
            --------------------------
to Section 3.3(b) shall be applied as follows: (i) with respect to all amounts prepaid pursuant to Section 3.3(b)(i) or (b)(iii), to Deltic Revolving Loans and
(ii) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii), to Del-Tin Revolving Loans. Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to Section 3.14.

3.4  Fees.
     ----

        (a)  Commitment Fees.
             ---------------

        In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, Deltic agrees to pay to the Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage of the Unused Commitment (the "Commitment
                                                            ----------
Fees"); provided, however, that Del-Tin shall pay a portion of such Commitment
----    --------  -------
Fees equal to .05% per annum of the amount by which (a) $40,000,000 exceeds (b) the daily average sum for the applicable fiscal quarter of the aggregate amount of Del-Tin Revolving Loans outstanding plus the outstanding Del-Tin LOC
                                       ----
Obligations, with Deltic paying the balance of such Commitment Fees. The accrued Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears 15 days after the end of each fiscal quarter of Deltic (as well as on the Revolving Loan Maturity Date and 15 days after any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

        (b)  Letter of Credit Fees.
             ---------------------

             (i) Standby Letter of Credit Issuance Fee. In consideration of the
                 -------------------------------------
        issuance of standby Letters of Credit hereunder, Deltic or Del-Tin, as the case may be, promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's
                           ----------------------------
        Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage; provided, however, with
                                                       --------  -------
        respect to Del-Tin Letters of Credit, Del-Tin shall pay a portion of such Letter of Credit Fee applicable to such Del-Tin Letters of Credit equal to .20% per annum, with Deltic paying the balance of such Letter of Credit Fee. The Standby Letter of Credit Fee shall be payable quarterly in arrears 15 days after the end of each fiscal quarter of Deltic and on the Revolving Loan Maturity Date.

             (ii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to subsection (i) above, Deltic shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, the letter of credit fronting and negotiation fees agreed to by Deltic and the Agent in the Fee Letter for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").
                                   -------------------

        (c) Upfront Fees. Deltic agrees to pay on the Closing Date to the Agent,
            ------------
for the ratable benefit of the Lenders, an Upfront Fee equal to $125,000.

        (d)  Administrative Fees. Deltic agrees to pay to the Agent, for its own
             -------------------
account, an annual fee as agreed to between Deltic and the Agent in the Fee Letter.

   3.5  Payment in full at Maturity.
        ---------------------------

        On the Revolving Loan Maturity Date, (i) the entire outstanding principal balance of all Deltic Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full by Deltic, unless accelerated sooner pursuant to Section 9 and
(ii) the entire outstanding principal balance of all Del-Tin Revolving Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full by Del-Tin, unless accelerated sooner pursuant to Section 9.

   3.6  Computations of Interest and Fees.
        ---------------------------------

        (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing but exclude the date of payment.

        (b) It is the intent of the Lenders and the Borrowers to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrowers are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. All interest paid or agreed to be paid to the Lenders with respect to the Revolving Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any continuation or conversion) of the Revolving Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Revolving Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Revolving Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, then an amount equal to the amount which would have been excessive interest shall, without penalty, (i) be applied to the reduction of the principal amount owing on the Revolving Loans and not to the payment of interest or (ii) if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Revolving Loans, be refunded to the payor thereof. The right to demand payment of the Revolving Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.

   3.7  Pro Rata Treatment.
        ------------------

   Except to the extent otherwise provided herein:

        (a)  Revolving Loans.  Each Revolving Loan borrowing (including, without
             ---------------
   limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Revolving Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Revolving Loan pursuant to Section 2.3, shall (except as otherwise provided in Section 3.3(c)) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay (and
                  --------
   such failure shall be continuing) its applicable pro rata share of any Revolving Loan, which share was funded by the Agent pursuant to Section 2.1(c), then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent; provided further, that in the event any amount paid to any Lender pursuant to
   -------- -------
   this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and
                                       ----

        (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay (and such failure shall be continuing) its applicable pro rata share of any drawing under any Letter of Credit, which share was funded by the Issuing Lender, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided
                                                                  --------
   further, that in the event any amount paid to any LOC Participant pursuant to
   -------
   this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per
                                                     ----
   annum.

   3.8  Allocation of Payments After Event of Default.
        ---------------------------------------------

   Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

        FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

        SECOND, to payment of any fees owed to the Agent (including those for the pro rata benefit of the Lenders) or the Issuing Lender;

        THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

        FOURTH, to the payment of all other accrued fees and interest payable to the Lenders hereunder;

        FIFTH, to the payment of the outstanding principal amount of the Revolving Loans and to the payment or cash collateralization of the outstanding LOC Obligations pro rata, as set forth below;

        SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

        SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Revolving Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Revolving Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and
(c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account, invested in cash equivalents and applied, together with interest or other returns thereon, (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above, with any surplus being distributed pursuant to clause "SEVENTH" above, in the manner provided in this
Section 3.8.

     3.9  Sharing of Payments.
          -------------------

     The Lenders agree among themselves that in the event that any Lender shall obtain payment in respect of any Revolving Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section
3.9 to share in the benefits of any recovery on such secured claim.

     3.10 Inability To Determine Interest Rate.
          ------------------------------------

     If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (b) any Revolving Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Credit Parties have the right to convert Base Rate Loans to Eurodollar Loans.

     3.11 Illegality.
          ----------

     Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to a Eurodollar Loan shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. Each Lender affected by such event agrees to use reasonable efforts to designate a different lending office for the making of Eurodollar Loans if such designation will avoid such illegality; provided, however, that such efforts shall not cause the
                 --------  -------
imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.14.

     3.12 Requirements of Law.
          -------------------

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

          (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.13 and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (including without limitation any Eurodollar Reserve Requirement) against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender; or

          (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

     and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrowers from such Lender, through the Agent, in accordance herewith, the Borrowers shall jointly and severally be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided
                                                                       --------
     that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrowers shall promptly jointly and severally pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.14. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 3.12, it shall provide prompt notice thereof to the Borrowers, through the Agent, certifying (x) that one of the events described in this Section 3.12 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.12 submitted by such Lender, through the Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error.

          (b) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender) has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrowers, the Borrowers shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

          (c) Each Lender affected by an event specified in subsection (a) or
     (b) above agrees to use reasonable efforts to designate a different lending office for the making of Revolving Loans if such designation will avoid or minimize any amounts that might otherwise be payable pursuant to subsection
     (a) or (b) above; provided, however, that such efforts shall not cause the
                       --------  -------
     imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

     3.13 Taxes.
          -----

Except as provided below in this Section 3.13, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed:
(i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts
               ------------------
payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes and (B) as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Revolving Loans and all other amounts payable hereunder.

     3.14 Indemnity.
          ---------

     Deltic promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) failure by Deltic or Del-Tin, as the case may be, to borrow, convert into or continue Eurodollar Loans after Deltic or Del-Tin, as the case may be, has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) failure by Deltic or Del-Tin, as the case may be, to prepay a Eurodollar Loan after Deltic or Del-Tin, as the case may be, has given a notice thereof in accordance with the provisions of this Credit Agreement and
(c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to any costs and losses incurred or realized (and as determined, absent manifest error) by such Lender in breaking funding or lending arrangements or relending amounts prepaid.

                                   SECTION 4

GUARANTY OF DELTIC
------------------

     4.1  Guaranty of Payment.
          -------------------

     Deltic unconditionally guarantees to each Lender and the Agent the prompt payment of the Del-Tin Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Del-Tin Credit Party Obligations whenever arising.

     4.2  Obligations Unconditional.
          -------------------------

     The obligations of Deltic hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Deltic agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of having recourse to the Del-Tin Notes or any other of the Credit Documents to which Del-Tin is a party or otherwise and Deltic hereby waives the right to require the Lenders to proceed against Del-Tin or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Deltic further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against Del-Tin or any other guarantor of the Del-Tin Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Deltic further agrees that nothing contained herein shall prevent the Lenders from suing Deltic on Del-Tin Notes or any of the other Credit Documents to which Del-Tin is a party or from exercising any other rights available to it under this Credit Agreement, the Del-Tin Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Deltic's obligations hereunder; it being the purpose and intent of Deltic that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither Deltic's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of Del-Tin or by reason of the bankruptcy or insolvency Del-Tin. Deltic waives any and all notice of the creation, renewal, extension or accrual of any of the Del-Tin Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Del-Tin Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between Del-Tin and Deltic, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

     4.3  Modifications.
          -------------

      Deltic agrees that (a) the time or place of payment of the Del-Tin Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part;
(b) Del-Tin and any other party liable for payment under the Credit Documents may be granted indulgences generally; (c) any of the provisions of the Del-Tin Notes or any of the other Credit Documents may be modified, amended or waived;
(d) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (e) any deposit balance for the credit of Del-Tin or any other party liable for the payment of the Del-Tin Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Del-Tin Credit Party Obligations, all without notice to or further assent by Deltic, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4.4  Waiver of Rights.
          ----------------

     Deltic expressly waives to the fullest extent permitted by applicable law:
(a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to Del-Tin by the Lenders; (b) presentment and demand for payment or performance of any of the Del-Tin Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Del-Tin Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Del-Tin Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which Deltic might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4.5  Reinstatement.
          -------------

      The obligations of Deltic under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Del-Tin Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Del-Tin Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and Deltic agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4.6  Remedies.
          --------

     Deltic agrees that, as between Deltic, on the one hand, and the Agent and the Lenders, on the other hand, the Del-Tin Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Del-Tin Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Del-Tin Credit Party Obligations being deemed to have become automatically due and payable), such Del-Tin Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Deltic.


                                  SECTION 4A

GUARANTY OF SUBSIDIARY GUARANTORS
---------------------------------

     4A.1 Guaranty of Payment.
          -------------------

     Each of the Subsidiary Guarantors unconditionally guarantees to each Lender and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Subsidiary Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

     4A.2 Obligations Unconditional.
          -------------------------

     The obligations of the Subsidiary Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Subsidiary Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of having recourse to the Revolving Notes or any other of the Credit Documents or otherwise and each Subsidiary Guarantor hereby waives the right to require the Lenders to proceed against a Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Subsidiary Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against Deltic, Del-Tin or any other guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Subsidiary Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or from exercising any other rights available to it under this Credit Agreement, the Revolving Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Subsidiary Guarantor's obligations hereunder; it being the purpose and intent of each Subsidiary Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Subsidiary Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of a Borrower or by reason of the bankruptcy or insolvency a Borrower. Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between a Borrower and any of the Subsidiary Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty.

     4A.3 Modifications.
          -------------

      Each Subsidiary Guarantor agrees that (a) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (b) a Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (c) any of the provisions of the Revolving Notes or any of the other Credit Documents may be modified, amended or waived; (d) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (e) any deposit balance for the credit of a Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Subsidiary Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     4A.4 Waiver of Rights.
          ----------------

     Each Subsidiary Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to a Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Subsidiary Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

     4A.5 Reinstatement.
          -------------

     The obligations of Subsidiary Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     4A.6 Remedies.
          --------

     Each Subsidiary Guarantor agrees that, as between Subsidiary Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors.

     4A.7 Rights of Contribution.
          ----------------------

     The Subsidiary Guarantors hereby agree, as among themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below), each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4A.7), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Subsidiary Guarantor to any Excess Funding Guarantor under this Section 4A.7 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 4A, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in
                                       ------------------------
respect of any obligations arising under the other provisions of this Section 4A (hereafter, the "Guaranteed Obligations"), a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (b) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the
 --------------
amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and (c) "Pro Rata Share", for the purposes of this
                                      --------------
Section 4A.7, shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder) of the Borrower and all of the Subsidiary Guarantors, all as of the Closing Date (if any Subsidiary Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4A.7 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Subsidiary Guarantor as of the date such Subsidiary Guarantor became a Subsidiary Guarantor shall be deemed true as of the Closing
Date).


                                   SECTION 5

CONDITIONS PRECEDENT
--------------------

      5.1 Closing Conditions.
          ------------------

      The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

          (a) Executed Credit Documents.  Receipt by the Agent of duly executed
              -------------------------
      copies of: (i) this Credit Agreement and (ii) the Revolving Notes, each in form and substance acceptable to the Lenders in their sole discretion.

          (b)  Corporate Documents.  Receipt by the Agent of the following:
               -------------------

               (i)  Charter Documents. Copies of the articles or certificates of
                    -----------------
          incorporation or other charter documents of each Credit Party that is a corporation, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (ii)  Bylaws. A copy of the bylaws of each Credit Party that is a
                     ------
          corporation, certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

               (iii) Resolutions. Copies of resolutions of the Board of
                     -----------
          Directors of each Credit Party that is a corporation approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

               (iv)  Good Standing. Copies of (A) certificates of good standing,
                     -------------
          existence or its equivalent with respect to each Credit Party that is a corporation, certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect and (B) with respect to Deltic Farm & Timber Co., Inc. and, to the extent available, with respect to Deltic, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

               (v)   Incumbency. An incumbency certificate of each Credit Party
                     ----------
          that is a corporation, certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

          (c) Del-Tin Documents.  Receipt by the Agent of the following:
              -----------------

                     (i)  Operating Agreement. A copy of the signed operating
                          -------------------
           agreement for Del-Tin.

               (ii) Resolutions.  Copies of members' resolutions of Del-Tin
                    -----------
          approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by Deltic to be true and correct and in force and effect as of the Closing Date.

          (d)  Opinion(s) of Counsel.  Receipt by the Agent of an opinion, or
               ---------------------
     opinions (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), satisfactory to the Agent, addressed to the Agent on behalf of the Lenders and dated as of the Closing Date, from legal counsel to the Credit Parties.

          (e)  Fees and Expenses.  Payment by Deltic of all fees and expenses
               -----------------
     owed by it to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

          (f) Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made as of the Closing Date.

          (g)  Other.  Receipt by the Lenders of such other documents,
               -----
     instruments, agreements or information as reasonably requested by any Lender.

     5.2  Conditions to All Extensions of Credit.
          --------------------------------------

     The Lenders shall not be obligated to make new Revolving Loans, convert existing Base Rate Loans into Eurodollar Loans or continue existing Eurodollar Loans into new Interest Periods, nor shall the Issuing Lender be required to issue or extend a Letter of Credit, unless:

          (a)  Notice. Deltic or Del-Tin, as the case may be, shall have
               ------
     delivered (i) in the case of any Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
     Section 2.2 and (iii) in the case of any continuation or conversion of a Revolving Loan, a duly executed and completed Notice of Continuation/Conversion by the time specified in Section 2.3;

          (b)  Representations and Warranties. The representations and
               ------------------------------
     warranties made by Deltic in Sections 6.3, 6.4 and 6.7 are true and correct in all material respects at and as if made as of such date;

          (c)  No Default. No Default or Event of Default shall exist or be
               ----------
     continuing either prior to or after giving effect thereto;

          (d)  Availability. Immediately after giving effect to the making of a
               ------------
     Revolving Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not
                                 ----
     exceed the Revolving Commitment Amount and (ii) the sum of the aggregate amount of Del-Tin Revolving Loans outstanding plus the outstanding Del-Tin
                                                   ----
     LOC Obligations shall not exceed $40,000,000.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

                                   SECTION 6

REPRESENTATIONS AND WARRANTIES
------------------------------

     Deltic hereby represents to the Agent and each Lender that:

     6.1  Financial Condition.
          -------------------

          (a) The audited consolidated balance sheets of Deltic and its Subsidiaries as at December 31, 1994 and December 31, 1995 and the related audited consolidated statements of income and of cash flows for the fiscal years ended on each such date, reported on by KMPG Peat Marwick LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Deltic and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended.

          (b) The unaudited consolidated balance sheet of Deltic and its consolidated Subsidiaries as at September 30, 1996 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of Deltic and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments).

     All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

     6.2  No Material Change.
          ------------------

     Since September 30, 1996, there has been no development or event (including without limitation any Requirement of Law) relating to or affecting a Credit Party or its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect.

     6.3  Organization and Good Standing.
          ------------------------------

     Each Credit Party (other than Del-Tin) (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. Del-Tin (a) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Arkansas, (b) is duly qualified and in good standing as a foreign limited liability company and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would have a Material Adverse Effect and (c) has the requisite limited liability company power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

     6.4  Due Authorization.
          -----------------

      Each Credit Party (a) has the requisite corporate or company power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate or company action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

     6.5  No Conflicts.
          ------------

     Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws (or operating agreement in the case of Del-Tin), (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or might be reasonably expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to its properties.

     6.6  Consents.
          --------

     Except for consents, approvals and authorizations (a) which have been obtained or (b) which are listed on Schedule 6.6, no consent, approval,
                                    ------------
authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

     6.7  Enforceable Obligations.
          -----------------------

      This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

     6.8  No Default.
          ----------

     No Credit Party is in default, which default would have or would be reasonably expected to have a Material Adverse Effect, in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

     6.9  Ownership.
          ---------

     Each Credit Party and its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens.

     6.10 Indebtedness.
          ------------

      The Credit Parties and their Subsidiaries have no Funded Debt except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on Schedule 6.10 or (c) as otherwise permitted by this Credit Agreement.
         -------------

     6.11 Litigation.
          ----------

      Except as disclosed in Schedule 6.11, there are no actions, suits or
                             -------------
legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against any Credit Party which will have or might be reasonably expected to have a Material Adverse Effect.

     6.12 Taxes.
          -----

     Each Credit Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and
(b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware as of the Closing Date of any proposed tax assessments or the contingencies against it or any other Credit Party for which adequate reserves are not being maintained in accordance with GAAP.

     6.13 Compliance with Law.
          -------------------

     Each Credit Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not have or would not be reasonably expected to have a Material Adverse Effect.

     6.14 ERISA.
          -----

      Except as would not result or be reasonably expected to result in a Material Adverse Effect:

     (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

     (b) Except as set forth on Schedule 6.14(b), the actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan, or by more than $5,000,000 in the aggregate as to all such Plans.

     (c) Neither any Credit Party nor any ERISA Affiliate has, during the five-year period prior to the date on which the representation is made or deemed made, incurred any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, any of the Subsidiaries of the Borrower nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any Credit Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Credit Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA).

     (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, or any of the Subsidiaries of the Borrower to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party has agreed or is required to indemnify any Person against any such liability.

     (e) Except as set forth on Schedule 6.14(d), no Credit Party has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106

     6.15 Subsidiaries.
          ------------

      Set forth on Schedule 6.15 is a complete and accurate list of all
                   -------------
Subsidiaries of each Credit Party.

     6.16 Use of Proceeds; Margin Stock.
          -----------------------------

     The proceeds of the Revolving Loans hereunder will be used solely for the purposes specified in Section 7.9. None of the proceeds of the Revolving Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation G, Regulation U or Regulation X, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation G, T, U, or X. No Credit Party owns any "margin stock".

     6.17 Government Regulation.
          ---------------------

      No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, No Credit Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

     6.18 Environmental Matters.
          ---------------------

     Except as set forth on Schedule 6.18 or except as would not have or be
                            -------------
reasonably expected to have a Material Adverse Effect:

               (i) Each of the Real Properties and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by any Credit Party (the "Businesses"), and there are no conditions relating to the Businesses
           ----------
          or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

               (ii) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

               (iii) No Credit Party has received any written or oral notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Credit Party have knowledge or reason to believe that any such notice is being threatened.

               (iv) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, any Credit Party in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

               (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Credit Party, the Real Properties or the Businesses.

               (vi) There has been no release or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Credit Party in connection with the Real Properties or otherwise in connection with the Businesses.

               (vii) No Credit Party has assumed any liability of any Person (other than another Credit Party) under any Environmental Law.

               (viii) The Borrower has adopted procedures that are designed to
          (i) ensure that each Credit Party, any of their operations and each of the properties owned or leased by each Credit Party remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of their operations and each of the properties owned or leased by each Credit Party may have under applicable Environmental Laws.

     6.19 Intellectual Property.
          ---------------------

     Each Credit Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual
                                                                 ------------
Property") necessary for each of them to conduct its business as currently
--------
conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.19 is a list of all Intellectual Property owned by each
         -------------
Credit Party or that any Credit Party has the right to use. Except as provided on Schedule
   --------

6.19, no claim has been asserted and is pending by any Person challenging or
----
questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and to the Credit Parties' knowledge the use of such Intellectual Property by any Credit Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.
Schedule 6.19 may be updated from time to time by the Borrower by giving written
-------------
notice thereof to the Agent.

     6.20 Solvency.
          --------

      Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

     6.21 Investments.
          -----------

     All Investments of each Credit Party are permitted by the terms of this Credit Agreement.

     6.22 No Financing of Corporate Takeovers.
          -----------------------------------

      No proceeds of the Revolving Loans hereunder have been or will be used to acquire, directly or indirectly, any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act (including, without limitation, Sections 13(d) and 14(d) thereof) or to refinance any indebtedness used to acquire any such securities.

     6.23 Disclosure.
          ----------

      Neither this Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

     6.24 Licenses, etc.
          --------------

     The Credit Parties have obtained and hold in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

     6.25 No Burdensome Restrictions.
          --------------------------

     No Credit Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or could be reasonably expected to have a Material Adverse Effect.

                                   SECTION 7

AFFIRMATIVE COVENANTS
---------------------

     Deltic hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Revolving Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

      7.1 Information Covenants.
          ---------------------

     Deltic will furnish, or cause to be furnished, to the Agent and each of the
Lenders:

          (a) Annual Financial Statements.  As soon as available, and in any
              ---------------------------
      event within 120 days after the close of each fiscal year (commencing with the fiscal year ending December 31, 1996) of Deltic or Del-Tin, as the case may be, a consolidated balance sheet and income statement of (i) Deltic and its Subsidiaries and (ii) Del-Tin, each as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

          (b) Quarterly Financial Statements. As soon as available, and in any
              ------------------------------
      event within 60 days after the close of each fiscal quarter (commencing with the fiscal quarter ending March 31, 1997) of Deltic or Del-Tin, as the case may be (other than the fourth fiscal quarter of such Borrower), a consolidated balance sheet and income statement of (i) Deltic and its Subsidiaries and (ii) Del-Tin, each as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of Deltic or Del-Tin, as the case may be, to the effect that such quarterly financial statements fairly present in all material respects the financial condition of Deltic and its Subsidiaries or Del-Tin, as the case may be, and, in the case of Deltic and its Subsidiaries, have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial
              ---------------------
      statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of Deltic substantially in the form of
      Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants
      --------------
      contained in Section 7.11 by
     calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

          (d)  Compliance With Certain Provisions of the Credit Agreement.
               ----------------------------------------------------------
     Within 120 days after the end of each fiscal year of Deltic, Deltic shall deliver a certificate, containing information regarding the amount of any Asset Dispositions that were made during the prior fiscal year.

          (e)  Reports. Promptly upon transmission or receipt thereof, (a)
               -------
     copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as Deltic shall send to its shareholders generally or to a holder of any Funded Debt owed by Deltic and (b) upon the written request of the Agent, all material reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Safety and Health Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (f)  Notices. Upon Deltic obtaining knowledge thereof, Deltic will
               -------
     give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action Deltic proposes to take with respect thereto, and (b) the occurrence of any of the following with respect to Deltic or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against Deltic or any of its Subsidiaries which if adversely determined would have or would be reasonably expected to have a Material Adverse Effect or (ii) the institution of any proceedings against Deltic or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation or alleged violation of any federal, state or local law, rule or regulation, including but not limited to Environmental Laws, which proceedings or violation could have or could be reasonably expected to have a Material Adverse Effect.

          (g)  ERISA. Upon Deltic or any ERISA Affiliate obtaining knowledge
               -----
     thereof, Deltic will give written notice to the Agent promptly (and in any event within five Business Days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or is reasonably likely to lead to, an ERISA Event with respect to a Plan having aggregate Unfunded Liabilities in excess of $5,000,000 or which ERISA Event is reasonably likely to have a Material Adverse Effect; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against Deltic or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is, or is expected to be, in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which Deltic or any ERISA Affiliate is required to contribute to each Plan having aggregate unfunded

     Liabilities in excess of $5,000,000 pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto or which failure is reasonably likely to have a Material Adverse Effect; or (iv) any change in the funding status of any Material Plan that is reasonably likely to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of Deltic briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Deltic with respect thereto. Promptly upon request, Deltic shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (h)  Other Information. With reasonable promptness upon any such
               -----------------
     request, such other information regarding the business, properties or financial condition of Deltic and its Subsidiaries as the Agent or the Required Lenders may reasonably request.

     7.2  Preservation of Existence and Franchises.
          ----------------------------------------

     Deltic will, and will cause each of its Subsidiaries, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority except as otherwise permitted by Section 8.3.

     7.3  Books and Records.
          -----------------

     Deltic will, and will cause each of its Subsidiaries, keep complete and accurate books and records of its transactions in accordance with good accounting practices (including the establishment and maintenance of appropriate reserves).

     7.4  Compliance with Law.
          -------------------

     Deltic will, and will cause each of its Subsidiaries to, will comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property (including, without limitation, Environmental Laws) if noncompliance with any such law, rule, regulation, order or restriction would have or reasonably be expected to have a Material Adverse Effect.

     7.5  Payment of Taxes and Other Indebtedness.
          ---------------------------------------

     Deltic will, and will cause each of its Subsidiaries to, pay, settle or discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and except as prohibited hereunder, all of its other indebtedness as it shall become due; provided, however, that Deltic or any of its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP.

     7.6  Insurance.
          ---------

      Deltic will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice; provided, however, Deltic and its Subsidiaries shall not be required to maintain insurance on farms or timber and timberlands

     7.7  Maintenance of Property.
          -----------------------

     Deltic will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

     7.8  Performance of Obligations.
          --------------------------

     Deltic will, and will cause each of its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so will not have or be reasonably expected to have a Material Adverse Effect.

     7.9  Use of Proceeds.
          ---------------

     Deltic will use proceeds of the Revolving Loans solely (a) to refinance existing indebtedness, (b) for working capital, capital expenditures, acquisitions and other lawful corporate purposes and (c) to finance Deltic's obligations with respect to Del-Tin. Del-Tin will use the proceeds of the Revolving Loans solely to construct, develop and operate a medium-density fiberboard plant located near El Dorado, Arkansas. The Borrowers will use the Letters of Credit solely for the purposes set forth in Section 2.2(a).

     7.10 Audits/Inspections.
          ------------------

     Upon reasonable notice and during normal business hours, Deltic will, and will cause its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect Deltic's and each of its Subsidiaries' property, including their respective books and records, their respective accounts receivable and inventory, their respective facilities and their respective other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of Deltic and its Subsidiaries.

     7.11 Financial Covenants.
          -------------------

          (a)  Interest Coverage Ratio. The Interest Coverage Ratio, as of the
               -----------------------
     end of each fiscal quarter, shall be greater than or equal to 5.0 to 1.0.

          (b)  Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as
               ---------------------------
     of the end of each fiscal quarter, shall be greater than or equal to 2.0 to 1.0.

          (c)  Funded Debt/Capitalization Ratio. The Funded Debt/Capitalization
               --------------------------------
     Ratio shall not exceed .50 to 1.0 at any time.

          (d)  Net Worth. Net Worth shall be greater than or equal to
               ---------
     $140,000,000 at all times.

          (e)  Timber Ratio. The Timber Ratio shall be greater than 2.0 to 1.0
               ------------
     at all times.

     7.12 Subsidiaries.
          ------------

     At the time any Person becomes a Subsidiary of Deltic, Deltic shall so notify the Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to execute a guarantee in favor of the Agent and the Lenders whereby such Subsidiary guarantees all of the Credit Party Obligations pursuant to a guaranty satisfactory to the Agent.

     7.13 Annual Meeting.
          --------------

     Representatives of the Borrowers will meet annually with representatives of the Agent and the Lenders for the purpose of discussing the Borrowers' ongoing performance and compliance with the terms of this Credit Agreement.

                                   SECTION 8

NEGATIVE COVENANTS
------------------

     Deltic hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Revolving Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

     8.1  Liens.
          -----

     Deltic will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

     8.2  Nature of Business.
          ------------------

     Deltic will not, nor will it permit any of its Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any business other than the business conducted as of the Closing Date.

     8.3  Consolidation and Merger.
          ------------------------

     Deltic will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that,
                                                   --------
notwithstanding the foregoing provisions of this Section 8.3, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof (including without limitation any Change of Control), (i) any Person (including any Subsidiary of Deltic) may be merged or consolidated with or into Deltic if Deltic shall be the continuing or surviving corporation and (ii) any Subsidiary of Deltic may merge or consolidate with any Person (including any Subsidiary of Deltic) if the surviving corporation is both a Subsidiary of Deltic and a Subsidiary Guarantor.

     8.4  Sale or Lease of Assets.
          -----------------------

      Deltic will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, leasehold interests, equipment and securities other than (a) any inventory or other assets sold, leased, licensed or disposed of or replaced in each case in the ordinary course of business, (b) the sale, lease, transfer or other disposal of obsolete, idle or worn-out assets no longer used or useful in its business,
(c) the sale, lease, transfer or other disposal by any Subsidiary of Deltic of any or all of its assets to Deltic or another Subsidiary of Deltic, (d) the sale, lease, transfer or other disposal of cash equivalents for fair market value or (e) other sales of assets not to exceed $5,000,000 during any fiscal year of Deltic; provided, however, that other sales of assets in excess of
                --------  -------
$5,000,000 during any fiscal year of Deltic may be made (i) with the written consent of the Required Lenders or (ii) in accordance with Section 3.3(b)(iii).

     8.5  Fiscal Year; Organizational Documents.
          -------------------------------------

     Deltic will not, nor will it permit any of its Subsidiaries to, change its fiscal year or materially change its articles or certificate of incorporation or limited liability company without the prior written consent of the Required Lenders.


                                   SECTION 9

EVENTS OF DEFAULT
-----------------

     9.1  Events of Default.
          -----------------

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):
                           ----------------

          (a)  Payment. Any Credit Party shall:
               -------

               (i) fail to pay when due any principal of any of the Revolving Loans or any reimbursement obligation arising from drawings under Letters of Credit; or

               (ii) fail to pay, and such failure shall continue for three or more Business Days, when due any interest on the Revolving Loans, any interest on any reimbursement obligations arising from drawings under Letters of Credit or any fees or other amounts owing hereunder or under any of the other Credit Documents or in connection herewith.

          (b)  Representations. Any representation, warranty or statement made
               ---------------
     or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c)  Covenants. Deltic shall:
               ---------

               (i) fail to perform or observe any term, covenant or agreement contained in Sections 7.2 and 7.11; or

               (ii) fail to perform or observe any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such failure shall continue unremedied for a period of at least 30 days after the earlier of an officer of Deltic becoming aware of such default or notice thereof given by the Agent.

          (d)  Other Credit Documents. (i) Any Credit Party shall default in the
               ----------------------
     due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of a Credit Party becoming aware of such default or notice thereof given by the Agent,
     (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit Document shall fail to give the Agent and/or the Lenders the rights, powers and privileges purported to be created thereby.

          (e)  Guaranty. The guaranty given by Deltic or any other Credit Party
               --------
     hereunder shall, except pursuant to the terms hereof, cease to be in full force and effect or such Credit Party shall so assert.

          (f)  Bankruptcy Events.  Any Bankruptcy Event shall occur with respect
              -----------------
     to Deltic or any of its Subsidiaries.

          (g)  Other Agreements. With respect to any Funded Debt (other than
               ----------------
     Funded Debt outstanding under this Credit Agreement) of Deltic or any of its Subsidiaries in an aggregate principal amount in excess of $5,000,000,
     (i) Deltic or any of its Subsidiaries shall (A) fail to pay (beyond the applicable grace period with respect thereto, if any) any amounts owing with respect to any such Funded Debt, or (B) fail (after giving effect to any applicable grace period) to observe or perform any term, covenant or agreement relating to such Funded Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which failure or other event or condition is to cause, or permit, the holder or holders of such Funded Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Funded Debt to become due prior to its stated maturity; or (ii) any such Funded Debt shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof.

          (h)  Judgments. One or more judgments, orders, or decrees shall be
               ---------
     entered against Deltic or any of its Subsidiaries involving a liability of $5,000,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 30 days.

          (i)  ERISA. Any of the following events or conditions, if such event
               -----
     or condition would cause or be reasonably expected to cause a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Material Plan, or any lien shall arise with respect to a Material Plan on the assets of Deltic or any ERISA Affiliate in favor of the PBGC or such Plan; or (2) an ERISA Event shall occur with respect to a Single Employer Plan which is a Material Plan, which is, in the reasonable opinion of the

     Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan to which a Deltic ERISA Affiliate contributes, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) Deltic or any Deltic ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party has agreed or is required to indemnify any Person against any such liability.

          (j)  Ownership.  There shall occur a Change of Control.
               ---------

     9.2  Acceleration; Remedies.
          ----------------------

     Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrowers, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

          (a)  Termination of Commitments. Declare the Commitments terminated
               --------------------------
     whereupon the Commitments shall be immediately terminated.

          (b)  Acceleration of Revolving Loans. Declare the unpaid principal of
               -------------------------------
     and any accrued interest in respect of all Revolving Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

          (c)  Cash Collateral. Direct the Borrowers to pay (and the Borrowers
               ---------------
     agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), they will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account (and invested in cash equivalents) as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding, such amount to be applied, together with interest or other returns thereon, as specified in subclause (c) of the last paragraph of Section 3.8.

          (d)  Enforcement of Rights. Enforce any and all rights and interests
               ---------------------
     created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Revolving Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Borrowers.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.


                                  SECTION 10

AGENCY PROVISIONS
-----------------

     10.1 Appointment.
          -----------

     Each Lender hereby designates and appoints NationsBank, N.A. as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and no Credit Party shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

     10.2 Delegation of Duties.
          --------------------

      The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     10.3 Exculpatory Provisions.
          ----------------------

     Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of either Borrower to perform its obligations hereunder or thereunder. The Agent shall not (i) be responsible to any Lender for (A) the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement or any of the other Credit Documents or (B) any representations, warranties, recitals or statements made herein or therein, or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith, furnished or otherwise conveyed by the Agent to the Lenders or furnished or otherwise conveyed by or on behalf of the Credit Parties to any Lender or (ii) be required (A) to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Revolving Loans or the use of the Letters of Credit or as to the existence or possible existence of any Default or Event of Default or (B) to inspect the properties, books or records of the Credit Parties. The Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders.

     10.4 Reliance on Communications.
          --------------------------

      The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

     10.5 Notice of Default.
          -----------------

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

     10.6 Non-Reliance on Agent and Other Lenders.
          ---------------------------------------

     Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Revolving Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     10.7 Indemnification.
          ---------------

     The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Revolving Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the

Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of
                      --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that the Agent shall not be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

     10.8 Agent in Its Individual Capacity.
          --------------------------------

     The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Revolving Loans made and Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     10.9 Successor Agent.
          ---------------

     The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

                                  SECTION 11

MISCELLANEOUS
-------------

     11.1 Notices.
          -------

     Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule
                                                                   --------
11.1, or at such other address as such party may specify by written notice to the other parties hereto.

     11.2 Right of Set-Off.
          ----------------

     In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Revolving Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto; provided, however, that deposits held in segregated trust accounts for
         --------  -------
the benefit of an employee benefit plan of a Credit Party shall not be subject to a right of set-off. The Borrowers hereby agree that to the extent permitted by law any Person purchasing a participation in the Revolving Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.9 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

     11.3 Benefit of Agreement.
          --------------------

          (a)  Generally.  This Credit Agreement shall be binding upon and
               ---------
     inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Credit Party may assign and
                                    --------
     transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer,
                  -------- -------
     assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this
     Section 11.3. Notwithstanding the above (including anything set forth in subsections (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Revolving Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender.

          (b)  Assignments. Each Lender may, with the prior written consent of
               -----------
     the Borrowers and the Agent (provided that no consent of the Borrowers shall be required during the existence and continuation of an Event of Default and provided that the consent of the Agent shall not be unreasonably withheld or delayed), assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided
                    ------------                                    --------
     that any such assignment shall (i) be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Revolving Loans and Commitment components being assigned. Along such lines the Borrowers agree that upon notice of any such assignment and surrender of the appropriate Revolving Note or Revolving Notes, they will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Revolving Note or Revolving Notes (but with notation thereon that it is given in substitution for and replacement of the original Revolving Note or Revolving Notes or any replacement notes thereof).

     By executing and delivering an assignment agreement in accordance with this
     Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Participations.  Each Lender may sell, transfer, grant or assign
              --------------
     participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a
                            --------
     "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to directly approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents (the participant's rights to affect the selling Lender's vote relating to such approval to be those set forth in the participation agreement with such Lender creating such participation) and (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers hereunder (including amounts payable with respect to the cost protection provisions contained in Section 3.14) shall be determined as if such Lender had not sold such participation.

          (d)  Registration. The Agent, acting for this purpose solely on behalf
               ------------
     of the Borrowers, shall maintain a register (the "Register") for the
                                                       --------
     recordation of the names and addresses of the Lenders and the principal amount of the Revolving Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Revolving Loan or other obligation hereunder for all purposes of this Credit Agreement and the other Credit Documents, notwithstanding notice to the contrary. Any assignment of any Revolving Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     11.4 No Waiver; Remedies Cumulative.
          ------------------------------

     No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers or any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     11.5 Payment of Expenses; Indemnification.
          ------------------------------------

      Deltic agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party and
(b) indemnify the Agent and each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Revolving Loans hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

     11.6 Amendments, Waivers and Consents.

     Neither this Credit Agreement  nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided
                                                                        --------
that no such amendment, change, waiver, discharge or termination shall (a), without the consent of each Lender affected thereby,

          (i)   extend the final maturity of any Revolving Loan,

          (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder,

          (iii) reduce or waive the principal amount of any Revolving Loan,

          (iv) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

          (v) release either Borrower or substantially all of the other Credit Parties from its obligations under Credit Documents,

          (vi) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders or

          (vii) consent to the assignment or transfer by either Borrower (or substantially all of the other Credit Parties) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby.

     11.7 Counterparts.
          ------------

     This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart for any given party.

     11.8 Headings.
          --------

      The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

     11.9 Defaulting Lender.
          -----------------

     Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

     11.10 Survival of Indemnification and Representations and Warranties.
           --------------------------------------------------------------

      All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Revolving Loans, the issuance of the Letters of

Credit and the repayment of the Revolving Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

     11.11     Governing Law; Venue.
               --------------------

               (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

               (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof.

     11.12     Waiver of Jury Trial.
               --------------------

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     11.13     Time
               ----

     All references to time herein shall be references to Eastern Standard Time or Eastern Daylight Time, as the case may be, unless specified otherwise.

     11.14     Severability.
               ------------

     If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

     11.15     Entirety.
               --------

     This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

     11.16     Binding Effect.
               --------------

     This Credit Agreement shall become effective at such time as all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrowers, the Subsidiary Guarantors, the Lenders and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each such party, and thereafter this Credit Agreement shall be binding upon and/or inure to the benefit of the Borrowers, the Subsidiary Guarantors, the Agent and each Lender and their respective successors and assigns.

     11.17     Limitation on Del-Tin's Liability.
               ---------------------------------

     Except as expressly stated herein, Del-Tin shall not have any liability for any indemnity obligations or out-of-pocket costs and expenses under this Credit Agreement.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:               DELTIC TIMBER CORPORATION,
---------
                         a Delaware corporation, in its capacity as a Borrower and in its capacity as a Guarantor

                         By: /s/ Ron L. Pearce
                             ----------------------------------
                         Name: Ron L. Pearce
                               --------------------------------
                         Title: President
                                -------------------------------

                         DEL-TIN FIBER L.L.C.,
                         an Arkansas limited liability company

                         By: /s/ Ron L. Pearce
                             ---------------------------------
                         Name: Ron L. Pearce
                               -------------------------------
                         Title: Member, Board of Managers
                                ------------------------------

SUBSIDIARY
GUARANTORS:              DELTIC TIMBER PURCHASERS, INC.,
-----------
                         an Arkansas corporation

                         By: /s/ Ron L. Pearce
                             ---------------------------------
                         Name: Ron L. Pearce
                               -------------------------------
                         Title: President
                                ------------------------------

                         CHENAL PROPERTIES, INC.,
                         an Arkansas corporation

                         By: /s/ Ron L. Pearce
                             --------------------------------
                         Name: Ron L. Pearce
                               ------------------------------
                         Title: President
                                -----------------------------

LENDERS:                 NATIONSBANK, N.A.,
-------
                         individually in its capacity as a
                         Lender and in its capacity as Issuing Lender and as Agent

                         By: /s/ Michael W. Colon
                             --------------------------------
                         Name: Michael W. Colon
                               ------------------------------
                         Title: Associate
                                -----------------------------

                         SUNTRUST BANK, NASHVILLE, N.A.

                         By: /s/ James L. Mosby
                             --------------------------------
                         Name: James L. Mosby
                               ------------------------------
                         Title: Assistant Vice President
                                -----------------------------

                         HIBERNIA NATIONAL BANK

                         By: /s/ David A. Holden
                              -------------------------------
                         Name: David A. Holden
                               ------------------------------
                         Title: Vice President
                                -----------------------------

                         WHITNEY NATIONAL BANK

                         By: /s/ John J. Zollinger,IV
                             --------------------------------
                         Name: John J. Zollinger,IV
                               ------------------------------
                         Title: Assistant Vice President
                                -----------------------------

                         FIRST NATIONAL BANK OF COMMERCE

                         By: /s/ J. Charles Freel, Jr.
                             --------------------------------
                         Name: J. Charles Freel, Jr.
                               ------------------------------
                         Title: Vice President
                                -----------------------------